UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 16, 2011

UNIVERSAL ELECTRONICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6101 Gateway Drive

Cypress, California 90630

(Address of principal executive offices, with Zip Code)

(714) 820-1000

(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

Paul D. Arling, Chairman and CEO, has established a new trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act. Rule 10b5-1 promulgated under the Securities Exchange Act of 1934 permits an individual who is not then in possession of material nonpublic information to establish a prearranged plan to buy or sell stock. The rule allows an individual to buy or sell shares of stock at a specific price in the future, regardless of any subsequent material nonpublic information.

Under the plan, Arling intends to exercise up to 50,000 employee stock options, which were granted in February 2002 and are set to expire in February 2012, and to sell the underlying shares of UEI common stock beginning November 16, 2011 and continuing from time to time until January 27, 2012, subject to the market price of the company’s common stock, all as set forth in his trading plan. This process will facilitate the orderly exercise of employee stock options and the sale of common stock for personal financial planning purposes with the goal of minimizing any market impact and avoiding any concerns about the timing of the transactions.

On November 16, 2011, UEI issued a press release regarding Mr. Arling’s trading plan. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits. The following exhibit is furnished with this report.

99.1 Press Release of Universal Electronics Inc. dated November 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: November 16, 2011	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)